EXHIBIT 99.1

Mawson Infrastructure Group Inc. Announces Monthly Operational Update for February 2024

Total Revenue up 141% Y/Y from February last year

February Self-Mining Business Revenue up 159% Y/Y and up 23% M/M, about $2.56 million

February Co-Location Business Revenue about $2.70 million, represents about 62 MW and 19,400 miners

February Total Revenue of about $5.42 million

MIDLAND, Pa., March 19, 2024 (GLOBE NEWSWIRE) -- Mawson Infrastructure Group Inc. (NASDAQ:MIGI) (“Mawson” or the “Company”), a digital infrastructure company, announced today its unaudited business and operational update for February 2024.

Rahul Mewawalla, CEO and President, commented, “We are pleased to deliver another robust month with our total revenue in February growing 141% year-over-year from February last year, driven by continued operational focus across our self-mining and co-location services businesses, where we also recently completed the deployment of our third co-location services customer. We are also pleased with the 23% M/M growth in our self-mining business, despite the significant recent increase in network difficulty. Our core operational, technological, and strategic plans continue to advance with our growing role in the industry and our ecosystem.”

Unaudited February Monthly Operating Results Summary

  Total monthly revenue increased 141% Y/Y to about $5.42 million and the equivalent of 109 BTC1.
  Self-mining business revenue increased 159% Y/Y and 23% M/M to $2.56 million.
  Co-location business revenue was $2.70 million, representing approximately 62 MW and over 19,400 miners. Energy management revenue was $0.15 million.
  Total Power Capacity was approximately 109 MW with capacity for approximately 35,650 miners.

Conferences and Events Update

Mawson has planned to join the following upcoming conferences and events this month. Please contact IR@Mawsoninc.com for further information.

  Empower Conference 2024 in Houston, Texas – Rahul Mewawalla, CEO and President

Mawson’s CEO and President, Rahul Mewawalla, will also speak on “The Future of Artificial Intelligence (AI) and the Increasing Demand for GPU Infrastructure” with the panel highlighting how burgeoning AI applications are reshaping the demand for high-performance computing, underlining the critical role of GPU infrastructure in supporting the next wave of technological innovation and development.

Operational and Other Updates

Mawson’s two Pennsylvania sites, Midland and Bellefonte have approximately 109 MW of total power capacity capable of supporting 35,650 miners for either self-mining or co-location services. The Midland facility has approximately 100 MW of total power and the capacity to support a total of approximately 32,930 miners for self-mining and/or co-location services. The Company recently completed the deployment of its third co-location services customer, FTI for approximately 4 MW and 1,176 miners. Combined with Mawson’s other two co-location customers Krypton Technologies with approximately 8 MW and 2,352 miners and Consensus Technology Group with approximately 50 MW and 15,876 miners, the total co-location services platform currently represents approximately 62 MW and over 19,400 miners. Mawson’s Bellefonte facility continues to operate at approximately 8.8 MW of capacity and is used entirely for self-mining purposes.

About Mawson Infrastructure

Mawson Infrastructure Group (NASDAQ: MIGI) is a digital infrastructure company. Mawson’s vertically integrated model is based on a long-term strategy to promote the global transition to the new digital economy. Mawson aligns digital infrastructure, sustainable energy, and next-generation fixed and mobile data center solutions, enabling efficient Bitcoin production and on-demand deployment of digital infrastructure assets. Mawson Infrastructure Group is emerging as a global leader in ESG focused digital infrastructure and Bitcoin mining.

For more information, visit: https://mawsoninc.com/

Statements about hashrate capacity

Statements in the press release about hashrate capacity (including ‘installed capacity’ or ‘nameplate capacity’), will often differ from the actual or observed hashrate. These terms generally make certain assumptions about the efficiency of the ASIC miners that are in use. Some ASIC miner models will consume less power to create the same amount of hashing power than other ASIC miner models (typically more recent models are more efficient). Many ASIC miner fleets are blended fleets, including various ASIC miner models each with different efficiency ratings. Hashrate capacity figures typically assume 100% deployment of ASIC miners. Given the large numbers of computing units (often numbering in the tens of thousands), ASIC mining fleets are rarely 100% deployed and online at any one time. This can be due to a variety of factors, including ASIC miners being under maintenance, in repair workshops, in storage, in transit, or due to technical faults and breakdowns. Once deployed and online, the actual or observed hashrate can be influenced by other factors such as heat, overclocking (causing the ASIC miner to perform at levels higher than the manufacturer’s specifications), the age, and wear and tear exhibited by the ASIC miners and also by the limitations of the surrounding infrastructure, such as power outages, and MDC and transformer breakdowns. Construction and development delays are a common risk for mining data centers, for example due to weather, permitting delays, or labor and equipment shortages. Investors should consider all risk factors related to uptime when considering these figures, which are a best-case scenario.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Mawson cautions that statements in this press release that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Mawson’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the possibility that Mawson’s need and ability to raise additional capital, the development and acceptance of digital asset networks and digital assets and their protocols and software, the reduction in incentives to mine digital assets over time, the costs associated with digital asset mining, the volatility in the value and prices of cryptocurrencies and further or new regulation of digital assets. More detailed information about the risks and uncertainties affecting Mawson is contained under the heading “Risk Factors” included in Mawson’s Annual Report on Form 10-K filed with the SEC on March 23, 2023, and Mawson’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2023, August 21, 2023, November 13, 2023, and in other filings Mawson has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Mawson undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

Investor Contact:
Sandy Harrison
Chief Financial Officer
IR@mawsoninc.com

1 Revenue equivalent BTC is the total revenue of the Company for the period divided by the average BTC price. For the month of February, the figure used is $49,786.80.